SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

AVISTAR COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

AVISTAR COMMUNICATIONS CORPORATION

1875 S. Grant Street, 10th Floor, San Mateo, CA 94402

IMPORTANT INFORMATION STATEMENT

Important Notice Regarding the Availability of Information Statement

You are receiving this notice that the Information Statement is available on the Internet.  Follow the instructions below to view the materials or request printed copies.

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet.  We encourage you to access and review all of the important information contained in the Information Statement.  The Information Statement is available at:
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https://materials.proxyvote.com/05379X and http://www.avistar.com/company/Desktop-and-Video-Conferencing-16.html

Easy Online Access – A Convenient Way to View Information Statement
If you have access to the Internet, you can complete the process in a few easy steps:
Step 1:Go to https://materials.proxyvote.com/05379X or http://www.avistar.com/company/Desktop-and-Video-Conferencing-16.html
Step 2:Click the Material URL buttons to view our Information Statement.

Notice

The purpose of this Information Statement is to notify you of the action, already approved by the Board and by written consent of the Company stockholders holding a majority of the Company’s outstanding stock, to adopt the Company’s 2009 Equity Incentive Plan.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT:
THE INFORMATION STATEMENT IS AVAILABLE FREE OF CHARGE AT https://materials.proxyvote.com/05379X and http://www.avistar.com/company/Desktop-and-Video-Conferencing-16.html.  WE ARE NOT ASKING YOU FOR A PROXY.

PLEASE NOTE – WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Obtaining Copies of the Information Statement – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy.
Here’s how to order a copy of the Information Statement:

→ Telephone – Call us at (650) 525-3300 in the US, Canada or Puerto Rico using a touch tone phone and follow the instructions and provide your name and address for the mailing of an information statement directly to you.

→ Internet – Go to https://materials.proxyvote.com/05379X and follow the instructions, or http://www.avistar.com/company/Desktop-and-Video-Conferencing-16.html.
→ Email – Send an email message with “Information Statement Order” in the Subject field and your name, address to emurraymetzger@avistar.com.